Exhibit 8.1

Subsidiaries of Celltech

Celltech R&D Limited

Chiroscience Group Limited

Cistron Biotechnology, Inc.

Darwin Discovery Limited

Darwin Molecular Corporation

Chiroscience R&D Limited

Celltech R&D Inc.

Celltech Europe Limited

Celltech U.S. Limited

Celltech Therapeutics Inc.

Celltech Therapeutics Limited

Medeva Limited

Medeva International Limited

Celltech Pharma Europe Limited

International Medication Systems Limited

Evans Healthcare Limited

Medeva Holdings B.V.

Celltech Pharma S.A.

IMS (Overseas) S.A.

Medeva France S.A.

Celltech US LLC

Celltech Pharmaceuticals Limited

Celltech Pharma Holding GmbH

Celltech Nordic ApS

Medeva B.V.

Celltech Pharma S.A.

Celltech Pharma Ireland

Celltech Reinsurance (Ireland) Limited

Celltech Pharma S.A.

Medeva Pharma Schweiz AG

Celltech US, Inc.

Celltech Holdings Inc.

Celltech Americas, Inc.

Celltech Manufacturing CA, Inc.

Celltech Pharmaceuticals, Inc.

Celltech Manufacturing, Inc.

Upstate Pharma, LLC

Celltech Technologies Inc

Medeva Pharmaservices Limited

Celltech Limited

Celltech Manufacturing Services Limited

Subsidiaries of Celltech

Celltech GmbH & Co. KG

Celltech Pharma GmbH

Celltech Deutschland GmbH & Co. KG

Oxford GlycoSciences Plc

Oxford GlycoSciences (UK) Limited

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